Exhibit (m)(1)

NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 1

I. THE 0% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit. 40 Male, Nonsmoker,
Face: $200,000, Premium: $2,500.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $200,000 or 222% x $8,411.00
                     = $200,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $6,853.19
+ Annual Premium*                    $2,500.00
- Premium Expense Charge**           $  125.00
- Monthly Deduction***               $  639.57
- Mortality & Expense Charge****     $   79.93
+ Hypothetical Rate of Return*****     ($97.69)
                                     ---------
=                                    $   8,411 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $7.50 monthly policy fee, a $0.01 per 1,000 ($2.00) monthly death benefit guarantee charge and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month     COI
-----   -------
1       $ 43.71
2       $ 43.73
3       $ 43.74
4       $ 43.76
5       $ 43.77
6       $ 43.79
7       $ 43.81
8       $ 43.82
9       $ 43.84
10      $ 43.85
11      $ 43.87
12      $ 43.88
Total   $525.57

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.10%. The monthly interest amounts earned for year 5 are:

Month   Interest
-----   --------
1        ($8.49)
2        ($8.42)
3        ($8.36)
4        ($8.30)
5        ($8.23)
6        ($8.17)
7        ($8.11)
8        ($8.05)
9        ($7.98)
10       ($7.92)
11       ($7.86)
12       ($7.79)
Total   ($97.69)

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $8,411.00
- Year 5 Surrender Charge       $2,084.00
                                ---------
=                               $   6,327 (rounded to the nearest dollar)

II. THE 6% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit. 40 Male, Nonsmoker,
Face: $200,000, Premium: $2,500.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $200,000 or 222% x $10,178.62
                     = $200,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $8,036.41
+ Annual Premium*                    $2,500.00
- Premium Expense Charge**           $  125.00
- Monthly Deduction***               $  635.56
- Mortality & Expense Charge****     $   90.62
+ Hypothetical Rate of Return*****   $  493.39
                                     ---------
=                                    $  10,179 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $7.50 monthly policy fee, a $0.01 per 1,000 ($2.00) monthly death benefit guarantee charge and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month     COI
-----   -------
1       $ 43.44
2       $ 43.44
3       $ 43.45
4       $ 43.45
5       $ 43.46
6       $ 43.46
7       $ 43.47
8       $ 43.47
9       $ 43.47
10      $ 43.48
11      $ 43.48
12      $ 43.49
Total   $521.56

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.10%. The monthly interest amounts earned for year 5 are:

Month   Interest
-----   --------
1        $ 41.54
2        $ 41.46
3        $ 41.39
4        $ 41.31
5        $ 41.23
6        $ 41.16
7        $ 41.08
8        $ 41.00
9        $ 40.92
10       $ 40.84
11       $ 40.77
12       $ 40.69
Total    $493.39

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $10,178.62
- Year 5 Surrender Charge       $ 2,084.00
                                ----------
=                               $    8,095 (rounded to the nearest dollar)

III. THE 12% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit. 40 Male, Nonsmoker,
Face: $200,000, Premium: $2,500.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $200,000 or 222% x $12,259.01
                     = $200,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $9,373.77
+ Annual Premium*                    $2,500.00
- Premium Expense Charge**           $  125.00
- Monthly Deduction***               $  630.94
- Mortality & Expense Charge****     $  102.71
+ Hypothetical Rate of Return*****   $1,243.89
                                     ---------
=                                    $  12,259 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $7.50 monthly policy fee, a $0.01 per 1,000 ($2.00) monthly death benefit guarantee charge and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month     COI
-----   -------
1       $ 43.13
2       $ 43.12
3       $ 43.11
4       $ 43.10
5       $ 43.09
6       $ 43.08
7       $ 43.07
8       $ 43.06
9       $ 43.05
10      $ 43.04
11      $ 43.03
12      $ 43.02
Total   $516.94

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.10%. The monthly interest amounts earned for year 5 are:

Month    Interest
-----   ---------
1       $  101.66
2       $  102.01
3       $  102.37
4       $  102.73
5       $  103.09
6       $  103.46
7       $  103.82
8       $  104.20
9       $  104.57
10      $  104.95
11      $  105.33
12      $  105.71
Total   $1,243.89

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $12,259.01
- Year 5 Surrender Charge       $ 2,084.00
                                ----------
=                               $   10,175 (rounded to the nearest dollar)

NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 2

I. THE 0% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit. 40 Male, Nonsmoker,
Face: $200,000, Premium: $2,500.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $200,000 or 222% x $8,227.16
                     = $200,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $6,712.21
+ Annual Premium*                    $2,500.00
- Premium Expense Charge**           $  125.00
- Monthly Deduction***               $  685.76
- Mortality & Expense Charge****     $   78.43
+ Hypothetical Rate of Return*****     ($95.86)
                                     ---------
=                                    $   8,227 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $7.50 monthly policy fee, a $0.01 per 1,000 ($2.00) monthly death benefit guarantee charge and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month     COI
-----   -------
1       $ 47.55
2       $ 47.57
3       $ 47.58
4       $ 47.60
5       $ 47.62
6       $ 47.64
7       $ 47.66
8       $ 47.67
9       $ 47.69
10      $ 47.71
11      $ 47.73
12      $ 47.74
Total   $571.76

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.10%. The monthly interest amounts earned for year 5 are:

Month   Interest
-----   --------
1        ($8.35)
2        ($8.29)
3        ($8.22)
4        ($8.15)
5        ($8.09)
6        ($8.02)
7        ($7.95)
8        ($7.89)
9        ($7.82)
10       ($7.76)
11       ($7.69)
12       ($7.62)
Total   ($95.86)

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $8,227.16
- Year 5 Surrender Charge       $2,084.00
                                ---------
=                               $   6,143 (rounded to the nearest dollar)

II. THE 6% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit. 40 Male, Nonsmoker,
Face: $200,000, Premium: $2,500.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $200,000 or 222% x $9,968.12
                     = $200,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $7,879.09
+ Annual Premium*                    $2,500.00
- Premium Expense Charge**           $  125.00
- Monthly Deduction***               $  681.46
- Mortality & Expense Charge****     $   88.99
+ Hypothetical Rate of Return*****   $  484.48
                                     ---------
=                                    $   9,968 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $7.50 monthly policy fee, a $0.01 per 1,000 ($2.00) monthly death benefit guarantee charge and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month     COI
-----   -------
1       $ 47.26
2       $ 47.26
3       $ 47.27
4       $ 47.27
5       $ 47.28
6       $ 47.29
7       $ 47.29
8       $ 47.30
9       $ 47.30
10      $ 47.31
11      $ 47.32
12      $ 47.32
Total   $567.46

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.10%. The monthly interest amounts earned for year 5 are:

Month   Interest
-----   --------
1       $ 40.89
2       $ 40.80
3       $ 40.71
4       $ 40.61
5       $ 40.52
6       $ 40.42
7       $ 40.33
8       $ 40.23
9       $ 40.14
10      $ 40.04
11      $ 39.94
12      $ 39.85
Total   $484.48

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $9,968.12
- Year 5 Surrender Charge       $2,084.00
                                ---------
=                               $   7,884 (rounded to the nearest dollar)

III. THE 12% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit. 40 Male, Nonsmoker,
Face: $200,000, Premium: $2,500.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $200,000 or 222% x $12,018.31
                     = $200,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $9,198.59
+ Annual Premium*                    $2,500.00
- Premium Expense Charge**           $  125.00
- Monthly Deduction***               $  676.51
- Mortality & Expense Charge****     $  100.91
+ Hypothetical Rate of Return*****   $1,222.15
                                     ---------
=                                    $  12,018 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $7.50 monthly policy fee, a $0.01 per 1,000 ($2.00) monthly death benefit guarantee charge and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month     COI
-----   -------
1       $ 46.93
2       $ 46.92
3       $ 46.91
4       $ 46.90
5       $ 46.89
6       $ 46.88
7       $ 46.87
8       $ 46.86
9       $ 46.85
10      $ 46.84
11      $ 46.83
12      $ 46.82
Total   $562.51

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.10%. The monthly interest amounts earned for year 5 are:

Month    Interest
-----   ---------
1       $  100.10
2       $  100.41
3       $  100.72
4       $  101.04
5       $  101.35
6       $  101.67
7       $  101.99
8       $  102.31
9       $  102.64
10      $  102.97
11      $  103.30
12      $  103.63
Total   $1,222.15

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $12,018.31
- Year 5 Surrender Charge       $ 2,084.00
                                ----------
=                               $    9,934 (rounded to the nearest dollar)